EXHIBIT 99.2



                            FAREQUEST HOLDINGS, Inc.

                              Financial Statements

For the Period From Inception (June 12, 2003) to December 31, 2003 and the Year
                            Ended December 31, 2004

                            FAREQUEST HOLDINGS, Inc.


                                    Contents

                                                                     Page

Report of Independent Auditors.....................................   2

Balance Sheets.....................................................   3

Statements of Operations...........................................   4

Statements of Changes in Shareholders' Equity......................   5

Statements of Cash Flows...........................................   6

Notes to Financial Statements...................................... 7 - 18

                         Report of Independent Auditors



The Board of Directors
Farequest Holdings, Inc.
Atlanta, Georgia


We have audited the accompanying balance sheets of Farequest Holdings, Inc. as of December 31, 2004 and 2003 and the related statements of operations, changes in shareholders' equity, and cash flows for the period from inception (June 12, 2003) to December 31, 2003 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farequest Holdings, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from inception (June 12, 2003) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.



                                           /s/ Cherry, Bekaert & Holland, L.L.P.


Atlanta, Georgia
March 10, 2005

                            FAREQUEST HOLDINGS, Inc.
                                 Balance Sheets
                           December 31, 2004 and 2003
                                     Assets

                                                                                            2004
                                                                            2003        (as restated)
                                                                        ------------    ------------
Current assets
   Cash and cash equivalents                                            $      5,832    $     32,247
   Accounts receivable                                                       240,842          53,511
   Payroll advances                                                            1,976           1,452
   Prepaid expenses                                                           87,568           1,480
                                                                        ------------    ------------
        Total current assets                                                 336,218          88,690
                                                                        ------------    ------------

Property and equipment, net                                                1,007,482          54,110
                                                                        ------------    ------------
Other assets
   Intangible assets (net)                                                 1,629,687              --
   Rent deposits                                                              21,756          15,628
   Receivable from related parties                                           187,305              --
   Other                                                                     123,062         188,000
                                                                        ------------    ------------
        Total other assets                                                 1,961,810         203,628
                                                                        ------------    ------------
        Total assets                                                    $  3,305,510    $    346,428
                                                                        ============    ============

                      Liabilities and Shareholders' Equity

Current liabilities
   Accounts payable                                                     $    232,758    $    356,955
   Accrued liabilities                                                       658,795         269,855
   Accrued payroll                                                            63,294          28,071
   Current portion of long-term debt                                         535,875              --
   Deferred income                                                            34,814              --
   Payable to related parties                                                     --         661,922
                                                                        ------------    ------------
        Total current liabilities                                          1,525,536       1,316,803
                                                                        ------------    ------------
Long-term debt, net of current portion                                     1,217,786              --
                                                                        ------------    ------------
Shareholders' Equity/Members' Deficit
   Members' deficit                                                               --        (970,375)
   Common stock ($.0001 par value, 10,000,000 shares authorized,
        2,004,000 shares issued and outstanding at December 31, 2004)            200              --
   Additional paid-in-capital                                              5,876,973              --
   Accumulated Deficit                                                    (5,314,985)             --
                                                                             562,188        (970,375)
                                                                        ------------    ------------
        Total liabilities and shareholders' equity                      $  3,305,510    $    346,428
                                                                        ============    ============

See notes to financial statements.

                            FAREQUEST HOLDINGS, Inc.
                            Statements of Operations
            Period of Inception (June 12, 2003) to December 31, 2003
                                December 31, 2004

                                                         2003
                                         2004        (as restated)
                                     ------------    ------------
Revenues, net
   Air revenues, net                 $  3,025,803    $  1,039,446
   Other travel revenues                1,269,732          91,798
                                     ------------    ------------

          Total revenues, net           4,295,535       1,131,244

Cost of revenues                          491,440         314,955
                                     ------------    ------------

          Gross profit                  3,804,095         816,289

Operating expenses
   Sales and marketing                  4,141,153         445,760
   Technology and communications          316,776         428,648
   General and administrative           3,503,682         962,256
                                     ------------    ------------

          Total operating expenses      7,961,611       1,836,664
                                     ------------    ------------

          Operating loss               (4,157,516)     (1,020,375)

Other expense
   Interest expense                      (137,094)             --
                                     ------------    ------------

          Net loss                   $ (4,294,610)   $ (1,020,375)
                                     ============    ============


See notes to financial statements.

                            FAREQUEST HOLDINGS, Inc.

                  Statements of Changes in Shareholders' Equity
            Period of Inception (June 12, 2003) to December 31, 2003
                                December 31, 2004

                                                Common Stock
                                         --------------------------
                                          Number of                    Additional       Members'     Accumulated
                                           Shares         Amount     Paid-in-capital    Deficit        Deficit        Total
                                         -----------    -----------    -----------    -----------    -----------   -----------
 Beginning balance                                --    $        --     $       --             --    $        --   $        --

 Members' contribution                            --             --             --         50,000             --        50,000

 Net loss for the period (as restated)            --             --             --     (1,020,375)            --    (1,020,375)
                                         -----------    -----------    -----------    -----------    -----------   -----------

 Balance at December 31, 2003                     --             --             --       (970,375)                    (970,375)

Conversion of LLC into a
Corporation                                1,500,000            150         49,850        970,375    $(1,020,375)           --

Sale of common stock and warrants, net
of offering costs                            504,000             50      5,827,123                                   5,827,173

 Net loss for the period                                                                              (4,294,610)   (4,294,610)
                                         -----------    -----------    -----------    -----------    -----------   -----------

 Ending balance                            2,004,000    $       200    $ 5,876,973    $        --    $(5,314,985)  $   562,188
                                         ===========    ===========    ===========    ===========    ===========   ===========

See notes to financial statements.

                            FAREQUEST HOLDINGS, Inc.

                            Statements of Cash Flows
            Period of Inception (June 12, 2003) to December 31, 2003
                                December 31, 2004

                                                                         2003
                                                         2004        (as restated)
                                                     ------------    ------------
Cash flows from operating activities
    Net loss                                         $ (4,294,610)   $ (1,020,375)
    Adjustments to reconcile net loss to net
      cash provided by operating activities
       Depreciation and amortization                      422,560          11,051
       Change in operating assets and liabilities
           Accounts receivable                           (187,331)        (53,511)
           Prepaid expenses                               (86,612)         (2,932)
           Deposits                                        (6,128)        (15,628)
           Due from related parties                      (187,305)             --
           Accrued payroll                                 35,223          28,071
           Deferred income                                 34,814              --
          Accounts payable and accrued liabilities        265,774         551,810
                                                     ------------    ------------
            Net cash used in operating activities      (4,003,615)       (501,514)
Cash flows from investing activities
    Additions to property and equipment                (1,136,712)        (58,161)
    Additions to intangible assets                       (505,000)             --
    Additions to other assets                                  --         (70,000)
                                                     ------------    ------------
            Net cash used in investing activities      (1,641,712)       (128,161)
Cash flows from financing activities
          Loan proceeds                                   493,335              --
          Proceeds from sale of common stock and
          warrants                                      5,827,173              --
          Payments on long-term debt                      (39,674)             --
          Loans from related parties                     (661,922)        661,922
                                                     ------------    ------------
            Net cash used in financing activities       5,618,912         661,922
            Net increase (decrease) in cash               (26,415)         32,247
Cash and cash equivalents
    Beginning of period                                    32,247              --
                                                     ------------    ------------
    End of year                                      $      5,832    $     32,247
                                                     ============    ============

See notes to financial statements.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 1 - Formation and description of business

Basis of Presentation

Farequest Holdings, LLC ("Farequest LLC"), a Georgia limited liability company was formed June 12, 2003. In June 2003, it entered into a management agreement to utilize certain assets of Cheap Seats, Inc. Under the terms of the management agreement, Farequest LLC was able to utilize the airline relationships, Airline Reporting Corporation numbers, and sellers of travel license of Cheap Seats, Inc. In utilizing these assets, Farequest LLC functioned as the principal in selling and distributing travel products with no revenue-sharing provision with Cheap Seats, Inc. Accordingly, revenues from the selling and distributing of the travel products during the term of the management agreement are presented in the Statements of Operations as revenue of Farequest LLC.

Effective February 2004, Farequest LLC incorporated into Farequest Holdings, Inc., a Delaware holding company ("Farequest" or the "Company").

The management agreement for Cheap Seats, Inc. also included an option on the part of Farequest to purchase the assets of Cheap Seats, Inc., and the Company executed its option in March 2004. Also, in March 2004, the Company purchased certain assets of Goldstar Travel, Inc. (Goldstar), which is owned by the founder of Farequest. The assets acquired included an airline booking relationship with a major air carrier, and a customer relationship with a corporation that utilizes Goldstar for corporate travel arrangements. The Company acquired these assets and integrated them into Farequest in March 2004. Consequently, the presentation of the operations of Farequest include the revenues earned from the operations during the Cheap Seats, Inc. management agreement, beginning in June 2003 up to and including the period following the purchase of the assets in 2004 and the acquisition of certain assets of Goldstar and the utilization of those assets beginning in April 2004.

The financial statements for the year ended December 31, 2004 present a current year net loss of approximately $4.1 million, current assets exceeding current liabilities, and net cash used in operating activities of approximately $4.0 million. These matters may indicate that the Company may not be able to continue as a going concern unless additional capital is obtained or positive cash flow is generated. See Note 10 to the financial statements regarding the acquisition of the Company subsequent to year-end.

Description of Business

Farequest is a travel consolidator and agency selling and distributing travel products including airline tickets, lodging, car rentals, cruises and vacation packages to consumers, corporations and travel agencies through on-line sales on the Internet and telephone sales through call center agents.

Farequest maintains its operations and accounting offices in Atlanta, Georgia, and its call center operations are located in Las Vegas, Nevada, with an additional corporate travel service office in Los Angeles, California. Subsequent to entering into the management agreement, Farequest began a campaign to market the travel services under the trade name of

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 1 - Formation and description of business  (continued)

1800Cheapseats and launched an on-line travel website to distribute travel products and services to consumers under the brand name of 1800Cheapseats.com.

Note 2 - Summary of significant accounting policies

Cash and cash equivalents - The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts receivable - Trade accounts and other receivables consist primarily of booking incentives due from reservation systems and amounts due from airline suppliers and customers for service fees. Accounts receivable are stated at cost less an allowance for doubtful accounts. Management's determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio. Management has determined that all receivables are collectible.

Property and equipment - Property and equipment are stated at cost. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of an asset may not be recoverable.

Revenue recognition - The Company derives revenues from multiple sources including:

      o Sales of nonpublished airline fares: The Company has agreements with certain airlines to purchase travel inventory generally at a discount to published rates available to consumers and other travel agencies. The Company is generally the merchant of record and determines the price to the customer.

      o Supplier transaction fees: The Company receives commissions on the sale of travel at published rates from suppliers of travel which include airlines, hotels, cruise lines, car rental firms and other wholesalers of travel services.

      o Consumer service fees: Consumers pay a service fee per ticket on air transactions and other additional fees in certain cases.

      o Reservation system booking incentives: The Company receives booking incentives under contracts with certain Global Distribution Systems
            (GDS). GDS's are networks that facilitate the making of reservations with airlines, hotels, cruise lines, and car rental companies. GDS's pay the Company an incentive for each reservation made using their network depending on certain factors primarily related to the volume of transactions.

Revenues are recognized when all of the following have occurred: persuasive evidence of an agreement with the customer exists, services have been performed, the fees for services performed are fixed or determinable and collectibility of the fees is reasonably assured. Generally, these criteria have been met as follows:

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 2 - Summary of significant accounting policies  (continued)

      o For direct sale of airline travel and consumer service fees, when reservations are made and secured by a credit card or other form of payment;

      o For supplier transaction fees, when the commissions are received by the supplier;

      o For reservation system booking incentives, when the reservations are made on the GDS network.

The Company presents revenue derived from the sale of nonpublished airline fares at the net amount collected - meaning the amount charged to the customer less the amount paid to the supplier - in accordance with Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Similarly, commissions and transaction fees derived from the sale of published airline fares are also recorded at the net amount realized. Revenue is recognized at the time of ticketing, net of an allowance for cancellations and refunds. However, due to the restrictive nature of most airline ticket sales, such cancellations or refunds are generally immaterial. Commissions from the sale of published fares other than airline travel is recognized upon collection from the supplier.

Advertising costs - Advertising costs are expensed as incurred. These costs totaled $2,267,963 and $445,760 in 2004 and 2003, respectively.

Underwriting expenses - The Company recognizes costs associated with raising capital as a direct reduction of equity in the accompanying financial statements. Those costs totaled $551,998 during the year ended December 31, 2004.

Concentrations of credit risk - At times, cash balances at financial institutions are in excess of FDIC insurance coverage. The cash balances are maintained at financial institutions with high credit - quality ratings and the Company believes no significant risk of loss exists with respect to those balances.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible assets - Under SFAS No. 142, goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives and are reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires the Company to evaluate the recoverability of long-lived assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recognized. Measurement of an impairment loss for long-lived assets would be based on the fair

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 2 - Summary of significant accounting policies  (continued)

value of the asset. No impairment losses were recognized during the period from inception through December 31, 2004.

Income Taxes - Farequest LLC was a limited liability company, and incorporated into Farequest Holdings, Inc. effective February 2004. As a limited liability company, the income and losses of Farequest LLC were passed through to the members of the LLC, with the income or losses accounted for on the tax filings of the members. Accordingly, for 2003 (and the 2004 period to conversion), there is no provision or benefit for income taxes presented in the financial statements. The incorporation of Farequest LLC into the Company was structured as a tax-free reorganization.

Upon incorporation to Farequest Holdings, Inc. the Company will provide for tax provisions on the applicable income or loss of the Company. Provisions for income taxes are based on amounts reported in the statement of operations, and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Reclassifications - Certain amounts in the 2003 financial statements have been reclassified to conform to the current year presentation.

Prior Period Adjustment - In 2003, the Farequest LLC entered into a management agreement to operate certain assets of Cheap Seats, Inc., and in 2004 the Company acquired those assets in a purchase transaction. In Farequest LLC's previously issued 2003 financial statements the acquisition was presented as if it had occurred at the date of entering into the management agreement. The Company subsequently determined that the transaction should have been recorded in 2004, at the completion date of the acquisition. In addition, the transaction was initially recorded as a business combination, but has subsequently been determined to be the purchase of certain specific assets. The Company has restated the accompanying 2003 financial statements to reflect the recording of the acquisition in 2004. The effects of the restatement are as follows:

                                    As Originally Reported         As Restated
Balance Sheet
         Goodwill                       $1,042,800                        -
         Other intangibles                 300,000               $    125,000
         Accumulated amortization          (30,000)                       -
         Accrued expenses                 (324,655)                  (269,855)
         Long-term debt                 (1,217,800)                       -
         Members' deficit               (1,055,175)                  (970,375)

The impact on the statement of operations for the period of inception to December 31, 2003 is a decrease in amortization of $30,000 and a decrease in interest expense of $54,800, or a reduction in net loss for the period of $84,800.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 3 - Purchase of assets and intangibles

Purchase of assets

As described in Note 1, Farequest began operating with certain assets of Cheap Seats, Inc. beginning in June 2003 in connection with a management agreement. Effective March 27, 2004, Farequest executed an agreement with CS Holdings, LLC (the "Seller") to purchase certain of the assets of Cheap Seats, Inc. (the "Purchase Agreement").

In connection with the Purchase Agreement, Farequest purchased assets of Cheap Seats, Inc. (the "Purchased Assets") but did not assume any existing or prior liabilities associated with the purchased assets. In consideration for the purchase of the assets of Cheap Seats, Inc., Farequest issued to the Seller: (a) a secured convertible promissory note in the principal amount of $1,300,000 (the "Purchase Note Payable") and (b) a warrant to purchase the common stock of Farequest. The Company incurred, and has capitalized as part of the acquisition cost, $150,000 in acquisition expenses.

The Purchase Note Payable, dated March 27, 2004, bears interest at an annual rate of 9% and is secured by the Purchased Assets. The principal balance of the
Note is payable in minimum amounts of $150,000 due at the beginning of each calendar quarter commencing April 1, 2005 with a balloon payment due on December 31, 2006 in the principal amount of $250,000 plus interest. Accrued interest on outstanding principal amounts is due and payable on December 31, 2005 and 2006. The note may be paid at any time by the Company, or can be converted by the lender to common stock of Farequest Holding, Inc. upon the completion of a Qualified IPO (as defined).

In the event Farequest completes a Qualified Initial Public Offering (as defined by the applicable agreements), the Note is convertible into common stock of Farequest at the option of the Seller. The number of shares the Seller will receive upon conversion is based on the then outstanding principal balance of the Note divided by the exercise price of 50% of the average closing bid price of the Company's common stock on the first thirty (30) trading days after a Qualified IPO.

In the event Farequest proposes to prepay all or a portion of the Purchase Note Payable, the Seller may, at its option, either accept prepayment or elect to convert the amount of the proposed prepayment to common stock of Farequest based on an exercise price of 80% of the average closing bid price of the Company's common stock on the first thirty (30) trading days after a Qualified IPO. Such conversion is also contingent on Farequest successfully completing a Qualified IPO.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 3 - Purchase of assets and intangibles (continued)

The primary objective of acquiring certain of the Cheap Seats, Inc. assets was to obtain its supplier relationships principally in the form of its airline contracts. Such relationships are the result of having faithfully conducted business with certain airlines, and the contracts, which reflect these relationships, are difficult to obtain. The Company believes these relationships represent the core of its revenue basis and will continue to derive revenues from these relationships in future periods. As such, we have allocated $1,275,000 of the total purchase price to these assets with an estimated useful life of seven years. Other assets acquired consisted of the Cheap Seats, Inc. licenses and certifications that enable the agency to conduct business. Such certifications require expenditures of management time, effort and funds to acquire and are necessary for any agency to conduct and grow its business. As such $175,000 of the total purchase price has been allocated to these assets with an estimated useful life of four years.

In March 2004, Farequest purchased certain assets of Goldstar Travel, Inc. (Goldstar) for $400,000. Goldstar is owned by the founder of Farequest and was a travel agency providing services primarily to corporate customers.

The primary objective of the acquisition of certain assets of Goldstar was to obtain its customer relationships principally in the form of a corporate travel customer. The Company integrated the acquired assets into Farequest upon acquisition. Based on the size of this customer and the relationship between the agency and the customer, the Company believes it will continue to derive revenues from this relationship for several years in the future. Based on our analysis, we have allocated $300,000 of the purchase price to this asset with as estimated useful life of seven years. Other assets acquired consisted of the Goldstar licenses and certifications which allowed the Company to access different suppliers in addition to the Cheap Seats, Inc. suppliers, to which $100,000 of the total purchase price was allocated with an estimated useful life of four years.

The weighted average amortization period for the intangible assets from both acquisitions is approximately six and one-half years. There are no significant residual values in the intangible assets. The Company began amortization of the intangible assets effective April 1, 2004, recording $220,313 in amortization expense for the year ended December 31, 2004. Amortization expense for each of the next 4 years is expected to be approximately $280,000 per year, and in the fifth year is expected to be approximately $250,000.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 3 - Purchase of assets and intangibles (continued)

Intangible assets consisted of the following:

                                                   2004            2003
                                               ------------    ------------
      Airline contracts                        $  1,275,000    $         --
      Customer relationships                        300,000              --
      Licenses and certifications                   175,000
      Other                                         100,000              --
                                               ------------    ------------
                                                  1,850,000
                                                                         --
               Less accumulated amortization       (220,313)             --
                                               ------------    ------------

      Net intangible assets                    $  1,629,687    $         --
                                               ============    ============

Note 4 - Property and equipment

A summary of property and equipment follows.

                                                     2004            2003
                                                 ------------    ------------
      Leasehold improvements                     $     27,221    $      4,000
      Automobiles                                     534,193              --
      Computer equipment and software                 567,701          15,707
      Furniture, fixtures and office equipment         65,629          38,454
                                                 ------------    ------------
                                                    1,194,744          58,161
               Less accumulated depreciation         (187,262)         (4,051)
                                                 ------------    ------------

      Net property and equipment                 $  1,007,482    $     54,110
                                                 ============    ============

Depreciation expense for the year ended December 31, 2004 and period from inception to December 31, 2003 was approximately $183,211 and $4,051, respectively.

Note 5 - Long-term debt

A summary of the Company's long-term debt obligations follows.

                                                                        2004           2003
                                                                    ------------   ------------
      Term notes, bearing interest at 9% annually, through 2006, payable quarterly beginning April 1, 2005, interest payable annually at December 31, 2005 and 2006 secured by
      "Purchased Assets" (see Note 3)                               $  1,300,000   $         --

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004


      Note 5 - Long-term debt (continued)

                                                                        2004           2003
                                                                    ------------   ------------
      Bank notes payable, bearing interest at 5.89% to 11.49%,
      payable in monthly installments between $313 and $372
      through 2009, secured by vehicles                             $    453,661   $         --
                                                                    ------------   ------------


                                                                    $  1,753,661   $         --
                                                                    ============   ============


Future maturities of long-term debt are:

                                    2005                $      535,875
                                    2006                       943,668
                                    2007                       102,350
                                    2008                       111,855
                                    2009                        59,913
                                                        --------------

                                                        $    1,753,661
                                                        ==============

Note 6 - Commitments and contingencies

Operating Leases

The Company leases office space under operating leases that expire in 2007.

Minimum future rentals under non-cancelable operating leases as of December 31, 2004 are as follows:

      2005                                                    $       114,819
      2006                                                            102,926
      2007                                                             85,380

Total rent expense was $127,018 and $25,888 for the year ended December 31, 2004 and the period from inception to December 31, 2003, respectively.

Note 7 - Income Tax

Total income taxes in the statement of operations for the year ended December 31, 2004 was as follows:

      Current tax                                            $             --
      Deferred tax (benefit)                                       (1,394,000)
      Change in valuation allowance                                 1,394,000
                                                             ----------------
                                                             $             --
                                                             ================

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 7 - Income Tax (continued)

The Company's provision for income taxes differs from the amounts computed by applying the Federal statutory rates due to the valuation allowance related to the recoverability of deferred tax assets. There is no provision for income taxes for 2003 due to the Company's status as a limited liability corporation.

The primary component of deferred income taxes at December 31, 2004 is a net tax operating loss carryforward of approximately $4.5 million. The deferred tax asset related to this carryforward is approximately $1.4 million, which has been reduced to zero through a valuation allowance. The net operating loss expires in approximately 2014.

Note 8 - Related party transactions

During the year ended December 31, 2004 and the period from inception to December 31, 2003, the Company purchased services from a company controlled by the founder of Farequest. The nature of the services included answering the overflow of phone calls to the Las Vegas call center operations and providing access to and support for automatic call distribution (ACD) technology. For the year ended 2004 fees charged by the company to Farequest for call center support and ACD access totaled $122,478 and $43,575, respectively. During the period from inception to December 31, 2003, fees charged by the company to Farequest for call center operations and ACD totaled $265,234 and $30,039, respectively. As of December 31, 2004 and 2003, Farequest owed $-0- and $295,273, respectively, for these services.

During the year ended December 31, 2004 and the period from inception to December 31, 2003, the Company licensed an Internet-based travel booking engine from a company controlled by the founder and sole member of Farequest. The company installed, supports and provides maintenance under a five-year license agreement. The license agreement provides for a $500,000 initial installation fee which was due and paid in 2004 and the Company is obligated to pay a monthly license fee for support and maintenance based on the number of reservations booked on-line. The $500,000 initial license fee has been capitalized and is being depreciated based on a five-year useful life. Monthly fees charged by the company to Farequest during 2004 and 2003 totaled $208,070 and $44,930, respectively. As of December 31, 2004 and 2003, Farequest owed $-0- and $44,930, respectively, for these monthly fees.

At various times during the year ended December 31, 2004 and period from inception to December 31, 2003, the founder of the Company (or companies controlled by the founder) advanced Farequest funds to pay certain operating expenses. And at times, Farequest paid certain operating expenses on behalf of entities owned or affiliated with the founder. The majority of these amounts related to advertising and marketing costs and payroll expenses paid for on behalf of the Company. As of December 31, 2004, the net amount owed by such entities to Farequest was $187,305 and as of December 31, 2003 the net amount owed by Farequest to the founder was $661,922.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 8 - Related party transactions (continued)

The Company books travel arrangements on behalf of a company controlled by the founder of Farequest. As a result of booking these travel arrangements, the Company earns fees from third parties such as airlines, hotels, and auto rental agencies. During the year ended December 31, 2004, fees resulting from transactions with this related party were approximately $73,000.

As described in Note 5, during the year ended December 31, 2004, the Company purchased several automobiles, which were financed through notes payable. Certain notes were personally guaranteed by two stockholders of the Company. In exchange for the guarantees, the Company paid fees to the stockholders in the amount of $18,000. The fees are expected to be paid through the term of the notes, which mature in 2009.

Note 9 - Equity Transactions

During 2004, the Company sold 504,000 shares of its common stock in a series of transactions with selected individual investors. The proceeds from the sales totaled approximately $1.2 million, net of underwriters' fees.

In February 2004, Farequest Holdings, Inc., circulated a Business Plan and Investment Summary. Under its terms, Farequest Holdings, Inc. offered to sell to selected potential individual investors up to 300,000 shares of common stock at a price of $10 per share. The purchaser of every ten (10) shares of common stock will receive a warrant with a term of five years to purchase one share of common stock at an exercise price of $20 per share, for a total of 30,000 warrants. In addition, the Company had the right to expand the size of the Offering at its discretion and has elected to offer an additional 204,000 shares under the same terms, with an additional 20,400 warrants.

Under the expanded offering, the Company proposes to raise up to $5 million from selected investors based on a pre-offering valuation of $15 million. Therefore, assuming all shares are sold, the selected investors will own, in aggregate, 25.0% of the common stock of the Company upon completion of the offering. As of December 31, 2004, the Company had raised approximately $4.6 million, net of underwriters' fees, under the offering. The offering was closed as of December 31, 2004.

The underwriter of the offering is to receive compensation of 8.5% of the aggregate amount of the offering sold plus 84,000 warrants to purchase common shares at an exercise price of $10 per share.

Other commitments to issue warrants to purchase common shares at an exercise price of $10 per share include: 75,000 warrants to an attorney; 75,000 warrants included in a promotional agreement with a marketing agency; and 15,000 warrants to an advertising agency.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 9 - Equity Transactions (continued)

In addition, the Company granted warrants to acquire 10% of the equity of Farequest under a personal services agreement with an individual engaged to assist in the progress and growth of Cheap Seats, Inc. These warrants, which were granted to purchase common shares at an exercise price of $3.33 per share, are to vest as follows: (a) 5% on a pro rata basis over three years; (b) 2.5% upon completion of a securing a firm commitment by a third party to invest $3,000,000 in cash into the Company, and (c) 2.5% upon completion of three long term agreements with discount air carriers to provide inventory at preferential rates. As of December 31, 2004, 75,000 warrants were committed to this individual under the terms of the agreement.

During 2004, the Company developed plans to adopt an employee stock option plan. While no formal plan has been adopted as of December 31, 2004, the Company intends to set aside a pool for as much as 300,000 shares for potential grants to employees. Current commitments to employees at December 31, 2004 are 137,000 common stock options at an exercise $10 per share, plus 137,000 warrants to purchase common shares at an exercise price of $10 per share.

None of the 374,400 warrants described above had been issued at December 31, 2004.

Note 10 - Supplemental Cash Flow Information

Following are non-cash investing activities related to the acquisition of Cheap Seats, Inc.:

                                       2004            2003
                                   ------------    ------------
      Intangible assets acquired   $  1,300,000    $         --
      Notes issued                   (1,300,000)             --
      Accrued acquisition costs              --         (75,000)

In addition, cash paid for interest during 2004 and 2003 was $ 21,526 and $ -0-, respectively. No income taxes were paid during 2004 or 2003.

Note 11 - Subsequent Event

In November 2004, the Company entered into a definitive agreement to be acquired by RCG Companies, a publicly traded corporation listed on the American Stock Exchange. The transaction to acquire 100% of the outstanding shares of Farequest was completed February 2, 2005. Warrants to be issued (Note 9) are to be converted from grants to purchase shares of the Company to grants to purchase shares of RCG based on the same conversion ratio of the Company's common shares to RCG shares.

The terms of the original definitive agreement provided for RCG to issue that number of shares of RCG common stock that would have resulted in the shareholders of Farequest owning approximately 45% of RCG's outstanding common stock at closing. Approximately $6 million of the purchase price was to be paid through the issuance of a one-year promissory note convertible into shares of RCG stock, at RCG's option, at $2 per share. This original structure also required the approval of RCG's shareholders.

                            FAREQUEST HOLDINGS, Inc.

                          Notes to Financial Statements
                                December 31, 2004

Note 11 - Subsequent Event (continued)

In order to expedite the closing, the stock portion of the consideration was restructured to provide for the Farequest stockholders to receive 19.9% of the total outstanding common stock of RCG, plus preferred stock that is convertible into that number of common stock shares that upon conversion would provide Farequest stockholders 45% of RCG's outstanding common stock, in the aggregate, based upon the current number of shares outstanding. The preferred stock issued to Farequest stockholders will be automatically converted upon RCG stockholder approval (which will be solicited in RCG's proxy statement in connection with its annual meeting) and a registration statement for the additional shares becoming effective.